MEDICUS PHARMA LTD.

EQUITY INCENTIVE PLAN
(As amended)

ARTICLE ONE

ARTICLE ONE DEFINITIONS AND INTERPRETATION

1.01 Definitions.

For purposes of this Plan, unless such capitalized word or term is otherwise defined herein or the context in which such capitalized word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings.

(a) "Acceleration Event" has the meaning given to such term in Section 3.10 hereof;

(b) "Account" means a notional account maintained for each Participant on the books of the Company which will be credited with RSUs in accordance with the terms of this Plan;

(c) "Award" means any of an Option or RSU granted pursuant to, or otherwise governed by, the Plan;

(d) "Award Agreement" means an agreement evidencing the grant to a Participant of an Award, including an Option Agreement or a RSU Agreement;

(e) "Blackout Period" means a period of time during which:

(i) the trading guidelines of the Company, as amended or replaced from time to time, restrict one or more Participants from trading in securities of the Company; or

(ii) the Company has determined that one or more Participants may not trade any securities of the Company;

(f) "Blackout Period Expiry Date" means the date on which a Blackout Period expires;

(g) "Business Day" means a day on which the Stock Exchange is open for trading;

(h) "Committee" means the Directors or, if the Directors so determine in accordance with Section 2.04 hereof, the committee of the Directors authorized to administer this Plan;

(i) "Common Shares" means the common shares of the Company, as adjusted in accordance with the provisions of Article Six hereof from time to time;

(j) "Company" means Medicus Pharma Ltd., a corporation existing under the Business Corporations Act (Ontario), and any successor corporation thereof;

(k) "Consultant" has the meaning given to such term in Policy 4.4 - Security Based Compensation of the TSX Venture Exchange;

(l) "Designated Affiliates" means the affiliates of the Company designated by the Committee for purposes of this Plan from time to time;

(m) "Designated Broker" means a broker who is independent of, and deals at arm's length with, the Company and its Designated Affiliates and is designated by the Company;

(n) "Directors" means the directors of the Company from time to time;

(o) "Dividend Equivalent" means additional RSUs credited to a Participant's Account as a dividend equivalent pursuant to Section 4.07;

(p) "Eligible Directors" means, other than, in the case of a grant of RSUs, a person retained to provide Investor Relations Activities, the Directors or the directors of any Designated Affiliate from time to time;

(q) "Eligible Employees" means, other than, in the case of a grant of RSUs, a person retained to provide Investor Relations Activities, any employees and officers, whether Directors or not, of the Company or any Designated Affiliate, provided that such employees and officers are individuals who are considered employees under the ITA;

(r) "Employment Contract" means any contract between the Company or any Designated Affiliate and any Participant relating to, or entered into in connection with, the employment or departure of the Eligible Employee, the appointment, election or departure of the Eligible Director or the engagement of the Consultant or any other agreement to which the Company or a Designated Affiliate is a party with respect to the rights of such Participant in respect of a change in control of the Company or the termination of employment, appointment, election or engagement of such Participant;

(s) "Exercise Price" has the meaning given to such term in Section 3.04 hereof;

(t) "Insider" has the meaning given to such term in the policies of the TSX Venture Exchange;

(u) "Investor Relations Activities" has the meaning given to such term in the policies of the TSX Venture Exchange;

(v) "ITA" means the Income Tax Act (Canada), together with the regulations thereto, each as amended from time to time;

(w) "Market Value of a Common Share" means, with respect to any particular date as of which the Market Value of a Common Share is required to be determined, (a) if the Common Shares are then listed on the Stock Exchange, the closing price of the Shares on the Stock Exchange on the last Trading Day prior to such particular date; or (b) if the Common Shares are not then listed on any stock exchange, the value as is determined solely by the Committee, acting reasonably and in good faith, and such determination shall be conclusive and binding on all persons;

(x) "Option" means an option to purchase Common Shares granted pursuant to, or governed by, this Plan, provided that no Option is intended to be an "incentive stock option" within the meaning of the U.S. Code;

(y) "Optionee" means a Participant to whom an Option has been granted pursuant to this Plan;

(z) "Option Period" means the period of time during which the particular Option may be exercised, including as extended in accordance with Section 3.05 hereof;

(aa) "Participant" means each Eligible Director, Eligible Employee and Consultant that is granted one or more Awards under this Plan;

(bb) "Plan" means this amended and restated equity incentive plan as amended from time to time;

(cc) "Redemption Date" has the meaning ascribed thereto in Section 4.05(a) hereof;

(dd) "Reserved Amount" has the meaning ascribed thereto in Section 2.07(a) hereof;

(ee) "Restriction Period" means, with respect to a particular grant of RSUs, the period between the date of grant of such RSUs and the latest Vesting Date in respect of any portion of such RSUs;

(ff) "RSU" means a restricted share unit, which is a right awarded to a Participant to receive cash, Common Shares or any combination of cash and Common Shares, as determined by the Company in its sole discretion, pursuant to, and governed by, this Plan;

(gg) "RSU Agreement" means a written agreement between the Company and a Participant evidencing the grant of RSUs and the terms and conditions thereof;

(hh) "RSU Outside Expiry Date" has the meaning ascribed thereto in Section 4.05(d) hereof;

(ii) "Stock Exchange" means the TSX Venture Exchange or, if the Common Shares are not then listed on the TSX Venture Exchange, such other principal market on which the Common Shares are then traded as designated by the Committee from time to time;

(jj) "Termination" has the meaning given to such term in Section 3.12 or Section 4.09 hereof, as applicable;

(kk) "Trading Day" means any day on which the Stock Exchange is open for trading;

(ll) "U.S. Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and any reference to a particular section of the U.S. Code shall include references to guidance, regulations and rulings thereunder and to successor provisions;

(mm) "U.S. Person" means any individual who is a U.S. citizen or U.S. permanent resident for purposes of the U.S. Code;

(nn) "U.S. Securities Act" has the meaning given to such term in Section 5.02 hereof; and

(oo) "Vesting Date" has the meaning ascribed thereto in Section 4.04 hereof.

1.02 Headings.

The headings of all articles, sections, paragraphs and subparagraphs in this Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of this Plan.

1.03 Context, Construction.

Whenever the singular or masculine are used in this Plan the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires. The word "person" shall be given the widest meaning possible and shall include, without limitation, an individual, a corporation, a partnership, a limited partnership or any other unincorporated entity.

1.04 References to this Plan.

The words "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions mean or refer to this Plan as a whole and not to any particular article, section, paragraph, subparagraph or other part hereof.

1.05 Canadian Funds.

Unless otherwise specifically provided, all references to dollar amounts in this Plan are references to lawful money of Canada.

ARTICLE TWO

PURPOSE AND ADMINISTRATION OF THIS PLAN

2.01 Purpose of this Plan.

This Plan provides for the potential acquisition of Common Shares by Participants for the purpose of advancing the interests of the Company through the motivation, attraction and retention of key employees, directors and consultants of the Company and the Designated Affiliates and to secure for the Company and the shareholders of the Company the benefits inherent in the ownership of Common Shares by key employees, directors and consultants of the Company and the Designated Affiliates, it being generally recognized that share incentive plans can aid in attracting, retaining and encouraging employees, directors and consultants due to the opportunity offered to them to acquire a proprietary interest in the Company.

2.02 Participants.

This Plan is hereby established for Eligible Directors, Eligible Employees and Consultants.

2.03 Administration of this Plan.

This Plan shall be administered by the Committee and the Committee shall have full authority to administer this Plan, including the authority to interpret and construe any provision of this Plan and to adopt, amend and rescind such rules and regulations for administering this Plan as the Committee may deem necessary or desirable in order to comply with the requirements of this Plan, subject in all cases to compliance with regulatory requirements. For certainty, and without limiting the scope of the foregoing, the Committee may, on terms established by it in its sole discretion and in accordance with the policies of the Stock Exchange, permit an Option to be exercised by way of a "cashless exercise" or "net exercise" basis. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Company. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith in connection with this Plan and all members of the Committee shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary or desirable for the implementation of this Plan and of the rules and regulations established for administering this Plan. All costs incurred in connection with this Plan shall be for the account of the Company and its Designated Affiliates. This Plan shall be administered in accordance with the rules and policies of the TSX Venture Exchange by the Committee so long as the Common Shares are listed on the TSX Venture Exchange.

2.04 Delegation to Committee.

All of the powers exercisable hereunder by the Directors may, to the extent permitted by applicable law and as determined by resolution of the Directors, be exercised by a committee of the Directors comprised of not less than three Directors.

2.05 Record Keeping.

The Company shall maintain a register in which shall be recorded:

(a) the name and address of each Participant;

(b) the number of Common Shares subject to Awards granted to each Participant; and

(c) the aggregate number of Common Shares subject to Awards.

2.06 Determination of Participants.

The Committee shall from time to time determine the Participants who may participate in this Plan. The Committee shall from time to time determine the Participants to whom Awards shall be granted, the number of Common Shares to be made subject to, and the expiry date of, each Award granted to each Participant and the other terms, including any vesting provisions, of each Award granted to each Participant, all such determinations to be made in accordance with the terms and conditions of this Plan, and the Committee may take into consideration the present and potential contributions of, and the services rendered by, the particular Participant to the success of the Company and any other factors which the Committee deems appropriate and relevant. For Awards granted to Eligible Directors, Eligible Employees and Consultants, the Company and the Participant are responsible for ensuring and confirming that the Participant is a bona fide Eligible Director, Eligible Employee or Consultant, as the case may be.

2.07 Maximum Number of Shares.

(a) Subject to any adjustment pursuant to Section 6.07, the Plan is a "rolling up to 10% and fixed up to 10%" Security Based Compensation Plan, as defined in Policy 4.4 - Security Based Compensation of the TSX Venture Exchange. The Plan is: (i) a "rolling" plan pursuant to which the number of Common Shares that are issuable pursuant to the exercise of Options granted hereunder shall not exceed 10% of the issued and outstanding Common Shares as at the date of any Option grant; and (hh) a "fixed" plan under which the number of Common Shares that are issuable pursuant to all Awards other than Options granted hereunder and under any other Security Based Compensation Plan, in the aggregate is a maximum of 10% of the issued and outstanding Common Shares as at the effective date of implementation of the Plan, which is expected to be up to approximately 1,557,500 (the "Reserved Amount").

(b) The maximum number of Common Shares reserved for issue pursuant to Awards granted under this Plan to Participants who are Insiders (as a group) in any 12 month period shall not exceed 10% of the number of Common Shares then outstanding, unless disinterested shareholder approval is received therefor in accordance with the policies of the Stock Exchange.

(c) The maximum number of Common Shares reserved for issue pursuant to Awards granted under this Plan to Participants who are Insiders (as a group) at any point in time shall not exceed 10% of the number of Common Shares then outstanding, unless disinterested shareholder approval is received therefor in accordance with the policies of the Stock Exchange.

(d) The maximum number of Common Shares reserved for issue under Awards granted to any one Participant in any 12 month period shall not exceed 5% of the number of Common Shares then outstanding, unless disinterested shareholder approval is received therefor in accordance with the policies of the Stock Exchange.

(e) The maximum number of Common Shares reserved for issue under Awards granted to any one Consultant in any 12 month period shall not exceed 2% of the number of Common Shares then outstanding.

(f) The maximum number of Common Shares reserved for issue under Options granted to all Participants conducting Investor Relations Activities in any 12 month period shall not exceed, in the aggregate, 2% of the number of Common Shares then outstanding. Options granted to Participants performing Investor Relations Activities shall vest in stages over a 12 month period, with no more than ¼ of the Options vesting in any three month period. The Directors shall, through the establishment of appropriate procedures, monitor the trading in the securities of the Company by all Participants performing Investor Relations Activities. No acceleration of the vesting provisions of Options granted to persons retained to provide Investor Relations Activities is allowed without the prior acceptance of the Stock Exchange.

ARTICLE THREE

OPTION AWARDS

3.01 Nature of Options.

An Option is an option granted by the Company to a Participant entitling such Participant to acquire a designated number of Common Shares from treasury at the Exercise Price, but subject to the provisions hereof. For greater certainty, the Company is obligated to issue and deliver the designated number of Common Shares on the exercise of an Option and shall have no independent discretion to settle an Option in cash or other property other than Common Shares issued from treasury. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

3.02 Option Awards.

Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Committee shall, from time to time by resolution, in its sole discretion, (a) designate the Eligible Director, Eligible Employee or Consultant who may receive Options under the Plan, (b) fix the number of Options, if any, to be granted to each Eligible Director, Eligible Employee or Consultant and the date or dates on which such Options shall be granted, (c) subject to Section 3.04, determine the price per Common Share to be payable upon the exercise of each such Option, (d) determine the relevant vesting provisions (including performance criteria, if applicable) and (e) determine the term of the Options, the whole subject to the terms and conditions prescribed in this Plan or in any stock option agreement, and any applicable rules of the Stock Exchange.

3.03 Option Notice or Agreement.

Each Option granted to a Participant may be evidenced by a stock option notice or stock option agreement setting out terms and conditions consistent with the provisions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Committee from time to time) which are not inconsistent with this Plan and which the Committee deems appropriate for inclusion in an Option, which terms and conditions need not be the same in each case and which terms and conditions may be changed from time to time.

3.04 Exercise Price.

The price per share (the "Exercise Price") at which any Common Share which is the subject of an Option may be purchased shall be determined by the Committee at the time the Option is granted, provided that the Exercise Price shall be not less than the closing price of the Common Shares on the Stock Exchange on the last trading day immediately preceding the date of the grant of such Option less the maximum discount, if any, permitted by the Stock Exchange or, if the Common Shares are not then listed on any stock exchange, the Exercise Price shall not be less than the fair market value of the Common Shares as may be determined by the Directors on the day immediately preceding the date of the grant of such Option. Disinterested shareholder approval shall be required for any reduction in the Exercise Price of any Option if the Optionee is an Insider of the Company at the time of the proposed amendment to the Exercise Price.

3.05 Term of Option.

The Option Period for each Option shall be such period of time as shall be determined by the Committee, subject to amendment by an Employment Contract, provided that in no event shall an Option Period exceed ten years. Notwithstanding the definition of Option Period contained herein or the foregoing, the expiration date of an Option will be the date fixed by the Directors with respect to such Option unless such expiration date falls within a Blackout Period or, except with respect to an Option held by a U.S. Person, within ten days after a Blackout Period Expiry Date, in which case the expiration date of the Option will be the date which is ten Business Days after the Blackout Period Expiry Date. Disinterested shareholder approval shall be required for the extension of any Option Period if the Optionee is an Insider of the Company at the time of the proposed amendment to the Option Period.

3.06 Lapsed Options.

If Options granted under this Plan are surrendered, terminate or expire without being exercised in whole or in part, new Options may be granted covering the Common Shares not purchased under such lapsed Options (or such lapsed stock options).

3.07 Limit on Options to be Exercised.

Except as otherwise specifically provided herein or in any Employment Contract, Options may be exercised by the Optionee in whole at any time, or in part from time to time (in each case to the nearest full Common Share), during the Option Period only in accordance with the vesting schedule, if any, determined by the Committee, in its sole and absolute discretion, subject to the applicable requirements of the Stock Exchange, at the time of the grant of the Option, which vesting schedule may include performance vesting or acceleration of vesting in certain circumstances and which may be amended or changed by the Committee from time to time with respect to a particular Option. If the Committee does not determine a vesting schedule at the time of the grant of any particular Option, such Option shall be exercisable in whole at any time, or in part from time to time, during the Option Period, subject to the applicable requirements of the Stock Exchange. In the event that the Common Shares are listed on the TSX Venture Exchange, Options with an Exercise Price based on the Discounted Market Price (as such term is defined in the policies of the TSX Venture Exchange), and the Common Shares issuable upon the exercise thereof, shall be subject to the restricted period and legending requirements imposed by the policies of the TSX Venture Exchange.

3.08 Eligible Participants on Exercise.

An Option may be exercised by the Optionee in whole at any time, or in part from time to time, during the Option Period, provided however that, except as otherwise specifically provided in Section 3.11 or Section 3.12 hereof or in any Employment Contract, no Option may be exercised unless the Optionee at the time of exercise thereof is:

(a) in the case of an Eligible Employee, an officer of the Company or a Designated Affiliate or in the employment of the Company or a Designated Affiliate and has been continuously an officer or so employed since the date of the grant of such Option, provided however that a leave of absence with the approval of the Company or such Designated Affiliate shall not be considered an interruption of employment for purposes of this Plan;

(b) in the case of an Eligible Director who is not also an Eligible Employee, a director of the Company or a Designated Affiliate and has been such a director continuously since the date of the grant of such Option; and

(c) in the case of a Consultant, engaged, directly or indirectly, in providing ongoing management, advisory, consulting, technical or other services for the Company or a Designated Affiliate and has been so engaged since the date of the grant of such Option.

3.09 Payment of Exercise Price.

The issue of Common Shares on the exercise of any Option shall be contingent upon receipt by the Company of payment of the aggregate purchase price for the Common Shares in respect of which the Option has been exercised by cash or certified cheque delivered to the registered office of the Company together with a completed notice of exercise, together with any tax amounts required under Section 5.01. No Optionee or legal representative, legatee or distributee of any Optionee will be, or will be deemed to be, a holder of any Common Shares with respect to which such Optionee was granted an Option, unless and until certificates for such Common Shares are issued to such Optionee, or them, under the terms of this Plan. Subject to Section 6.11 hereof, upon an Optionee exercising an Option and paying the Company the aggregate purchase price for the Common Shares in respect of which the Option has been exercised, the Company shall as soon as practicable thereafter issue and deliver a certificate representing the Common Shares so purchased.

3.10 Acceleration on Take-over Bid, Consolidation, Merger, etc. In the event that:

(a) the Company seeks or intends to seek approval from the shareholders of the Company for a transaction which, if completed, would constitute an Acceleration Event (as defined below); or

(b) a person makes a bona fide offer or proposal to the Company or the shareholders of the Company which, if accepted or completed, would constitute an Acceleration Event,

the Company shall send notice to all Optionees of such transaction, offer or proposal as soon as practicable and, provided that the Committee has determined that no adjustment will be made pursuant to Section 6.06 hereof, (i) the Committee may, by resolution and notwithstanding any vesting schedule applicable to any Option or Section 3.07 hereof, permit all Options outstanding which have restrictions on their exercise to become immediately exercisable during the period specified in the notice (but in no event later than the applicable expiry date of an Option) and prior to such transaction, offer or proposal, so that the Optionee may participate in such transaction, offer or proposal, and (ii) the Committee may accelerate the expiry date of such Options and the time for the fulfillment of any conditions or restrictions on such exercise.

In this Section 3.10, an "Acceleration Event" means:

(a) the acquisition by any person of beneficial ownership of more than 50% of the votes attached to the outstanding voting securities of the Company, by means of a take-over bid or otherwise;

(b) any consolidation, merger, statutory amalgamation or arrangement involving the Company and pursuant to which the Company will not be the continuing or surviving corporation or pursuant to which the Common Shares will be converted into cash or securities or property of another entity, other than a transaction involving the Company and in which the shareholders of the Company immediately prior to the completion of the transaction will have the same proportionate ownership of the surviving corporation immediately after the completion of the transaction;

(c) a separation of the business of the Company into two or more entities;

(d) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to another entity; or

(e) the approval by the shareholders of the Company of any plan of liquidation or dissolution of the Company.

3.11 Effect of Death.

If a Participant or, in the case of a Consultant which is not an individual, the primary individual providing services to the Company or Designated Affiliate on behalf of the Consultant, shall die, any outstanding Option held by such Participant or Consultant at the date of such death shall become immediately exercisable notwithstanding Section 3.07 hereof, and shall be exercisable in whole or in part only by the person or persons to whom the rights of the Optionee under the Option shall pass by the will of the Optionee or the laws of descent and distribution for a period of 12 months after the date of death of the Optionee or prior to the expiration of the Option Period in respect of the Option, whichever is earlier, and then only to the extent that such Optionee was entitled to exercise the Option at the date of the death of such Optionee in accordance with Sections 3.07, 3.08 and 3.12 hereof.

3.12 Effect of Termination of Engagement. If a Participant shall:

(a) cease to be a Director or of a Designated Affiliate, as the case may be (and is not or does not continue to be an employee thereof), for any reason (other than death); or

(b) cease to be employed by, or provide services to, the Company or the Designated Affiliates (and is not or does not continue to be a director or officer thereof), or any corporation engaged to provide services to the Company or the Designated Affiliates, for any reason (other than death) or shall receive notice from the Company or any Designated Affiliate of the termination of their Employment Contract;

(the earliest to occur of any of the foregoing events being referred to herein as a "Termination"), except as otherwise provided in any Employment Contract, such Participant may, but only within the 90 days next succeeding such Termination (or, subject to the limitations set forth below, such other period of time as may be determined by the Board of Directors of the Company), exercise the Options to the extent that such Participant was entitled to exercise such Options at the date of such Termination. Notwithstanding the foregoing or any Employment Contract, in no event shall such right extend beyond the Option Period or one year from the date of Termination, whichever is earlier.

ARTICLE FOUR

RESTRICTED SHARE UNIT AWARDS

4.01 Nature of RSUs.

An RSU is an Award that is a bonus for services rendered in the year of grant, that, upon settlement, entitles the recipient Participant to receive a cash payment equal to the Market Value of a Common Share or, at the sole discretion of the Committee, a Common Share, and subject to such restrictions and conditions on vesting as the Committee may determine at the time of grant, unless such RSU expires prior to being settled. Restrictions and conditions on vesting may, without limitation, be based on the passage of time during continued employment or other service relationship, the achievement of specified performance criteria or both.

4.02 RSU Awards

(a) Subject to the provisions herein and any shareholder or regulatory approval which may be required, the Committee shall, from time to time by resolution, in its sole discretion, (a) designate the Eligible Director, Eligible Employee or Consultant who may receive RSUs under the Plan, provided such person was not retained to provide Investor Relations Activities, (b) fix the number of RSUs, if any, to be granted to each Eligible Director, Eligible Employee or Consultant and the date or dates on which such RSUs shall be granted, (c) determine the relevant conditions, vesting provisions and the Restriction Period of such RSUs, and (d) determine any other terms and conditions applicable to the granted RSUs, which need not be identical and which, without limitation, may include non- competition provisions, subject to the terms and conditions prescribed in this Plan, in any RSU Agreement, and any applicable rules of the Stock Exchange.

(b) Subject to the vesting and other conditions and provisions in this Plan, including Section 2.07, all RSUs granted herein shall vest in accordance with the terms of the RSU Agreement entered into in respect of such RSUs, provided that no RSUs may vest for one year from the date of issuance.

(c) Subject to the vesting and other conditions and provisions in this Plan and in the applicable RSU Agreement, each RSU awarded to a Participant shall entitle the Participant to receive, on settlement, a cash payment equal to the Market Value of a Common Share, or, at the discretion of the Committee, one Common Share or any combination of cash and Common Shares as the Committee in its sole discretion may determine, in each case less any applicable withholding taxes. For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Common Shares in respect of any RSU, and, notwithstanding any discretion exercised by the Committee to settle any RSU, or a portion thereof, in the form of Common Shares, the Committee reserves the right to change such form of payment at any time until payment is actually made.

(d) Persons who provide Investor Relations Activities shall not receive any Awards other than Options.

4.03 RSU Agreements

(a) The grant of a RSU by the Committee shall be evidenced by a RSU Agreement in such form not inconsistent with the Plan as the Committee may from time to time determine. Such RSU Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Committee from time to time) which are not inconsistent with this Plan and which the Committee deems appropriate for inclusion in a RSU Agreement. The provisions of the various RSU Agreements issued under this Plan need not be identical.

(b) The RSU Agreement shall contain such terms that the Company considers necessary in order that the RSUs granted to Participants, shall not constitute a "salary deferral arrangement" as defined in subsection 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or provide services in or the rules of any regulatory body having jurisdiction over the Company.

4.04 Vesting of RSUs.

The Committee shall have sole discretion to (a) determine if any vesting conditions with respect to a RSU, including any performance criteria or other vesting conditions contained in the applicable RSU Agreement, have been met, (b) waive the vesting conditions applicable to RSUs (or deem them to be satisfied), and (c) extend the Restriction Period with respect to any grant of RSUs, provided that any such extension shall not result in the Restriction Period for such RSUs extending beyond the RSU Outside Expiry Date and, provided, further, that any such determination, waiver or extension to an RSU granted to an Eligible Director, Eligible Employee or Consultant who is a U.S. Person shall be made in accordance with Section 409A of the U.S. Code. The Company shall communicate to a Participant, as soon as reasonably practicable, the date on which all such applicable vesting conditions in respect of a grant of RSUs to the Participant have been satisfied, waived or deemed satisfied and such RSUs have vested (the "Vesting Date").

4.05 Redemption / Settlement of RSUs

(a) Subject to the provisions of this Section 4.05 and Section 4.06, a Participant's vested RSUs shall be redeemed in consideration for a cash payment on the date (the "Redemption Date") that is the earlier of (a) the 15th day following the applicable Vesting Date for such vested RSUs (or, if such day is not a Business Day, on the immediately following Business Day), and (b) the RSU Outside Expiry Date.

(b) Subject to the provisions of this Section 4.05 and Section 4.06, during the period between the Vesting Date and the Redemption Date in respect of a Participant's vested RSUs, the Company (or any Designated Affiliate that is party to an Employment Contract with the Participant whose vested RSUs are to be redeemed) shall, at its sole discretion, be entitled to elect to settle all or any portion of the cash payment obligation otherwise arising in respect of the Participant's vested RSUs either (a) by the issuance of Common Shares to the Participant (or the legal representative of the Participant, if applicable) on the Redemption Date, or (b) by paying all or a portion of such cash payment obligation to the Designated Broker, who shall use the funds received to purchase Common Shares in the open market, which Common Shares shall be registered in the name of the Designated Broker in a separate account for the Participant's benefit.

(c) Settlement of a Participant's vested RSUs shall take place on the Redemption Date as follows:

(i) where the Company (or applicable Designated Affiliate) has elected to settle all or a portion of the Participant's vested RSUs in Common Shares issued from treasury:

(A) in the case of Common Shares issued in certificated form, by delivery to the Participant (or to the legal representative of the Participant, if applicable) of a certificate in the name of the Participant (or the legal representative of the Participant, if applicable) representing the aggregate number of Common Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax and other applicable source deductions in accordance with Section 5.01; or

(B) in the case of Common Shares issued in uncertificated form, by the issuance to the Participant (or to the legal representative of the Participant, if applicable) of the aggregate number of Common Shares that the Participant is entitled to receive, subject to satisfaction of any applicable withholding tax and other applicable source deductions under Section 5.01, which Common Shares shall be evidenced by a book position on the register of the shareholders of the Company to be maintained by the transfer agent and registrar of the Common Shares;

(ii) where the Company or a Designated Affiliate has elected to settle all or a portion of the Participant's vested RSUs in Common Shares purchased in the open market, by delivery by the Company or a Designated Affiliate of which the Participant is a director, executive officer, employee or consultant to the Designated Broker of readily available funds in an amount equal to the Market Value of a Common Share as of the Redemption Date multiplied by the number of vested RSUs to be settled in Common Shares purchased in the open market, less the amount of any applicable withholding tax and other applicable source deductions under Section 5.01, along with directions instructing the Designated Broker to use such funds to purchase Common Shares in the open market for the benefit of the Participant and to be evidenced by a confirmation from the Designated Broker of such purchase;

(iii) any cash payment to which the Participant is entitled (excluding, for the avoidance of doubt, any amount payable in respect of the Participant's RSUs that the Company or a Designated Affiliate has elected to settle in Common Shares) shall, subject to satisfaction of any applicable withholding tax and other applicable source deductions under Section 5.01, be paid to the Participant (or to the legal representative of the Participant, if applicable) by the Company or a Designated Affiliate of which the Participant is a director, executive officer, employee or consultant, in cash, by cheque or by such other payment method as the Company and Participant may agree; and

(iv) where the Company or a Designated Affiliate has elected to settle a portion, but not all, of the Participant's vested RSUs in Common Shares, the Participant shall be deemed to have instructed the Company or Designated Affiliate, as applicable, to withhold from the cash portion of the payment to which the Participant is otherwise entitled such amount as may be required in accordance with Section 5.01 and to remit such withheld amount to the applicable taxation authorities on account of any withholding tax obligations, and the Company or Designated Affiliate, as applicable, shall deliver any remaining cash payable, after making any such remittance, to the Participant (or to the legal representative of the Participant, if applicable) as soon as reasonably practicable. In the event that the cash portion payable to settle a Participant's RSUs in the foregoing circumstances is not sufficient to satisfy the withholding obligations of the Company or a Designated Affiliate pursuant to Section 5.01, the Company or Designated Affiliate, as applicable, shall be entitled to satisfy any remaining withholding obligation by any other mechanism as may be required or determined by the Company or Designated Affiliate as appropriate.

(d) Notwithstanding any other provision in this Article Four, no payment, whether in cash or in Common Shares, shall be made in respect of the settlement of any RSUs later than December 15th of the third (3rd) calendar year following the end of the calendar year in respect of which such RSU is granted (the "RSU Outside Expiry Date").

4.06 Determination of Amounts

(a) The cash payment obligation arising in respect of the redemption and settlement of a vested RSU pursuant to Section 4.05 shall be equal to the Market Value of a Common Share as of the applicable Redemption Date. For the avoidance of doubt, the aggregate cash amount to be paid to a Participant (or the legal representative of the Participant, if applicable) in respect of a particular redemption of the Participant's vested RSUs shall, subject to any adjustments in accordance with Section 6.07 and any withholding required pursuant to Section 5.01, be equal to the Market Value of a Common Share as of the Redemption Date for such vested RSUs multiplied by the number of vested RSUs in the Participant's Account at the commencement of the Redemption Date (after deducting any such vested RSUs in the Participant's Account in respect of which the Company (or applicable Designated Affiliate) makes an election under Section 4.05(b) to settle such vested RSUs in Common Shares).

(b) If the Company (or applicable Designated Affiliate) elects in accordance with Section 4.05(b) to settle all or a portion of the cash payment obligation arising in respect of the redemption of a Participant's vested RSUs by the issuance of Common Shares, the Company shall, subject to any adjustments in accordance with Section 6.07 and any withholding required pursuant to Section 5.01, issue to the Participant (or the legal representative of the Participant, if applicable), for each vested RSU which the Company (or applicable Designated Affiliate) elects to settle in Common Shares, one Common Share. Where, as a result of any adjustment in accordance with Section 6.07 and/or any withholding required pursuant to Section 5.01, the aggregate number of Common Shares to be received by a Participant upon an election by the Company (or applicable Designated Affiliate) to settle all or a portion of the Participant's vested RSUs in Common Shares includes a fractional Common Share, the aggregate number of Common Shares to be received by the Participant shall be rounded down to the nearest whole number of Common Shares.

4.07 Award of Dividend Equivalents

(a) Dividend Equivalents may, as determined by the Committee in its sole discretion, be awarded as a bonus for services rendered in the year awarded in respect of unvested RSUs in a Participant's Account on the same basis as cash dividends declared and paid on Common Shares as if the Participant was a shareholder of record of Common Shares on the relevant record date. Dividend Equivalents, if any, will be credited to the Participant's Account in additional RSUs, the number of which shall be equal to a fraction where the numerator is the product of (a) the number of RSUs in such Participant's Account on the date that dividends are paid multiplied by (b) the dividend paid per Common Share and the denominator of which is the Market Value of a Common Share calculated as of the date that dividends are paid. Any additional RSUs credited to a Participant's Account as a Dividend Equivalent shall be subject to the same terms and conditions (including vesting, Restriction Periods and expiry) as the RSUs in respect of which such additional RSUs are credited.

(b) In the event that the Participant's applicable RSUs do not vest, all Dividend Equivalents, if any, associated with such RSUs will be forfeited by the Participant.

(c) In the event that the limits set forth in Section 2.07 prevent the Company from satisfying its obligations under any Dividend Equivalent, or the Company elects in its sole and absolute discretion, the Company shall be permitted to settle any Dividend Equivalent issued under this Plan in cash. Any cash payments made under this Section 4.07(c) to a Participant shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Value per Common Share as at the settlement date.

4.08 Effect of Death.

If a Participant or, in the case of a Consultant which is not an individual, the primary individual providing services to the Company or Designated Affiliate on behalf of the Consultant, shall die, any unvested RSUs in the Participant's Account as at the date of such death relating to a Restriction Period in progress shall become immediately forfeited and cancelled. For greater certainty, where a Participant's employment or service relationship with the Company or a Designated Affiliate is terminated as a result of death following the satisfaction of all vesting conditions in respect of particular RSUs but before receipt of the corresponding distribution or payment in respect of such RSUs, the Participant shall remain entitled to such distribution or payment. Notwithstanding the foregoing, if the Committee, in its sole discretion, instead accelerates the vesting or waives vesting conditions with respect to all or some portion of outstanding unvested RSUs, the date of such action is the Vesting Date.

4.09 Effect of Termination of Engagement. If a Participant shall:

(a) cease to be a Director or of a Designated Affiliate, as the case may be (and is not or does not continue to be an employee thereof), for any reason (other than death); or

(b) cease to be employed by, or provide services to, the Company or the Designated Affiliates (and is not or does not continue to be a director or officer thereof), or any corporation engaged to provide services to the Company or the Designated Affiliates, for any reason (other than death) or shall receive notice from the Company or any Designated Affiliate of the termination of their Employment Contract;

(the earliest to occur of any of the foregoing events being referred to in this Section 4.09 as a "Termination"), the Participant's participation in the Plan shall be terminated immediately, all RSUs credited to such Participant's Account that have not vested shall be forfeited and cancelled, and the Participant's rights that relate to such Participant's unvested RSUs shall be forfeited and cancelled on the date of such Termination. Notwithstanding the foregoing, if the Committee, in its sole discretion, instead accelerates the vesting or waives vesting conditions with respect to all or some portion of outstanding unvested RSUs, the date of such action is the Vesting Date.

ARTICLE FIVE

TAXES AND SECURITIES LAWS

OF THE UNITED STATES OF AMERICA

5.01 Taxes.

The Company or any Designated Affiliate may take such steps as are considered necessary or appropriate for the withholding of any taxes which the Company or any Designated Affiliate is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Award or Common Share including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Common Shares to be issued upon the exercise or settlement, as applicable, of any Award, until such time as the Participant has paid the Company or any Designated Affiliate for any amount which the Company or the Designated Affiliate is required to withhold with respect to such taxes.

It is the intention, but not the obligation, that the Committee design payments and benefits provided under this Plan and design any Award so that it shall either be exempt from the application of, or comply with, the requirements of the Nonqualified Deferred Compensation Rules. The Plan and all Grant Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Corporation, its Subsidiaries nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award. With respect to any RSU that is granted to a Participant who is a U.S. Person and that is considered "deferred compensation" under the Section 409A of the U.S. Code and that settles or pays out upon termination of a Participant's employment or engagement, the following will apply; (i) with respect to "specified employees" (as defined in Section 409A of the U.S. Code), the amount that would otherwise be payable during the six-month period immediately following the Participant's separation from service will be accumulated through and paid, without interest, on the first day of the seventh month following the Participant's separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death); (ii) references in the Plan to Termination (and substantially similar phrases) shall mean "separation from service" within the meaning of Section 409A of the U.S. Code, and (iii) in the event such Participant is entitled to a series of installment payments (as defined in Section 409A of the U.S. Code) such Participant's right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment.

5.02 Securities Laws of the United States of America.

Neither the Awards which may be granted pursuant to this Plan nor the Common Shares which may be issued pursuant to the exercise or settlement, as applicable, of any Awards have been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or under any securities law of any state of the United States of America. Accordingly, any Participant who is issued Common Shares or granted an Award in a transaction which is subject to the U.S. Securities Act or the securities laws of any state of the United States of America may be required to represent, warrant, acknowledge and agree that:

(a) the Participant is acquiring the Award and/or any Common Shares as principal and for the account of the Participant;

(b) in granting the Award and/or issuing the Common Shares to the Participant, the Company is relying on the representations and warranties of the Participant to support the conclusion of the Company that the granting of the Award and/or the issue of Common Shares do not require registration under the U.S. Securities Act or to be qualified under the securities laws of any state of the United States of America;

(c) each certificate representing Common Shares so issued may be required to have the following legend:

"THE SECURITIES REPRESENTED HEREBY [for Awards add: AND ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR 144A UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY (WHICH WILL BE DELIVERED PROMPTLY AND WILL NOT BE UNREASONABLY WITHHELD, BUT WHICH MAY BE CONDITIONAL ON DELIVERY OF A LEGAL OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY), PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE COMPANY IN CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY AT A TIME WHEN THE COMPANY IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT SUCH SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.";

provided that if such Common Shares are being sold outside the United States of America in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and provided that the Company is a "foreign issuer" within the meaning of Regulation S under the U.S. Securities Act at the time of such sale, such legend may be removed by providing a written declaration signed by the holder to the registrar and transfer agent for the Common Shares to the following effect:

"The undersigned (A) represents and warrants that the sale of the securities of Medicus Pharma Ltd. (the "Company") to which this declaration relates is being made in compliance with Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that (1) the undersigned is not an affiliate of the Company as that term is defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the undersigned and any person acting on its behalf reasonably believe that the buyer was outside the United States or (B) the transaction was executed on or through the facilities of a Designated Offshore Securities Market and neither the undersigned nor any person acting on behalf thereof knows or has any reason to believe that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.";

(d) other than as contemplated by Section 5.02(c) hereof, prior to making any disposition of any Common Shares acquired pursuant to this Plan which might be subject to the requirements of the U.S. Securities Act, the Participant shall give written notice to the Company describing the manner of the proposed disposition and containing such other information as is necessary to enable counsel for the Company to determine whether registration under the U.S. Securities Act or qualification under any securities laws of any state of the United States of America is required in connection with the proposed disposition and whether the proposed disposition is otherwise in compliance with such legislation and the regulations thereto;

(e) other than as contemplated by Section 5.02(c) hereof, the Participant will not attempt to effect any disposition of the Common Shares owned by the Participant and acquired pursuant to this Plan or of any interest therein which might be subject to the requirements of the U.S. Securities Act in the absence of an effective registration statement relating thereto under the U.S. Securities Act or an opinion of counsel satisfactory in form and substance to counsel for the Company that such disposition would not constitute a violation of the U.S. Securities Act and then will only dispose of such Common Shares in the manner so proposed;

(f) the Company may place a notation on the records of the Company to the effect that none of the Common Shares acquired by the Participant pursuant to this Plan shall be transferred unless the provisions of the Plan have been complied with; and

(g) the effect of these restrictions on the disposition of the Common Shares acquired by the Participant pursuant to this Plan is such that the Participant may not be able to sell or otherwise dispose of such Common Shares for a considerable length of time in a transaction which is subject to the provisions of the U.S. Securities Act other than as contemplated by Section 5.02(c) hereof.

ARTICLE SIX

GENERAL

6.01 Effective Time of this Plan.

This Plan shall become effective upon a date to be determined by the Directors; provided, however, that the RSU components of the Plan shall be subject to disinterested shareholder approval. This Plan shall expire on July 28, 2033, unless the shareholders of the Company vote to re-approve and extend the term prior to such date.

6.02 Amendment of Plan.

The Committee shall have the right:

(a) without the approval of the shareholders of the Company, subject to Section 6.02(b) of the Plan, to make any amendments to the Plan, including but not limited to the following amendments:

(i) any amendment of a "housekeeping" nature, including, without limitation, amending the wording of any provision of the Plan for the purpose of clarifying the meaning of existing provisions or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correcting grammatical or typographical errors and amending the definitions contained within the Plan;

(ii) any amendment to comply with the rules, policies, instruments and notices of any regulatory authority to which the Company is subject, including the Stock Exchange, or to otherwise comply with any applicable law or regulation;

(iii) other than changes to the expiration date and the exercise price of any Award as described in Section 6.02(b)(iii) and Section 6.02(b)(iv) of this Plan, any amendment, with the consent of the Participant, to the terms of any Award previously granted to such Participant under the Plan;

(iv) any amendment to the provisions concerning the effect of the termination of any Participant's position, employment or services on such Participant's status under the Plan;

(v) any amendment to the categories of persons who are Participants; and

(vi) any amendment respecting the administration or implementation of the Plan;

(b) with the approval of the shareholders of the Company by ordinary resolution, including if required by the applicable Stock Exchange, disinterested shareholder approval, to make any amendment to the Plan not contemplated by Section 6.02(a) of the Plan, including, but not limited to:

(i) any change to the number of Common Shares issuable from treasury under the Plan, including an increase to the fixed maximum percentage or number of Common Shares or a change from a fixed maximum percentage of Common Shares to a fixed maximum number of Common Shares or vice versa, other than an adjustment pursuant to Section 6.07 of the Plan;

(ii) any amendment which reduces the exercise price of any Award, other than an adjustment pursuant to Section 6.07 of the Plan; provided, however, that, for greater certainty, disinterested shareholder approval will be required for any amendment which reduces the exercise price of any Option if the Participant is an Insider of the Corporation at the time of the proposed amendment;

(iii) any amendment which extends the expiry date of an Award, or the Restriction Period of any RSU beyond the original expiry date or Restriction Period, except in the event of an extension due to a Blackout Period;

(iv) any amendment which cancels any Award and replaces such Award with an Award which has a lower exercise price or other entitlement, other than an adjustment pursuant to Section 6.07 of the Plan,

(v) any amendment which would permit Awards to be transferred or assigned by any Participant other than as allowed by Section 6.03 of the Plan, and

(vi) any amendments to this Section 6.02 of the Plan.

Notwithstanding the foregoing: any amendment to the Plan shall be subject to the receipt of all required regulatory approvals including, without limitation, the approval of the Stock Exchange.

6.03 Non-Assignable.

No rights under this Plan and no Award awarded pursuant to this Plan are assignable or transferable by any Participant other than pursuant to a will or by the laws of descent and distribution.

6.04 Rights as a Shareholder.

No Participant shall have any rights as a shareholder of the Company with respect to any Common Shares which are the subject of an Award. Except as otherwise provided in this Plan, no Participant shall be entitled to receive any dividends, distributions or other rights declared for shareholders of the Company for which the record date is prior to the date of issue of certificates representing Common Shares acquired upon the exercise or settlement, as applicable, of any Awards.

6.05 No Contract of Employment.

Nothing contained in this Plan shall confer or be deemed to confer upon any Participant the right to continue in the employment of, or to provide services to, the Company or any Designated Affiliate nor interfere or be deemed to interfere in any way with any right of the Company or any Designated Affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause. Participation in any of this Plan by a Participant shall be voluntary.

6.06 Consolidation, Merger, etc.

If there is a consolidation, merger or statutory amalgamation or arrangement of the Company with or into another corporation, a separation of the business of the Company into two or more entities or a sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to another entity, upon the exercise or settlement, as applicable, of an Award under this Plan the holder thereof shall be entitled to receive the securities, property or cash which the holder would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the holder had been the holder of Common Shares immediately prior to the effective time of such event, unless the Committee otherwise determines appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of such Award in connection with such event.

6.07 Adjustment in Number of Common Shares Subject to the Plan.

In the event there is any change in the Common Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Committee in:

(a) the number of Common Shares available under this Plan;

(b) the number of Common Shares subject to any Award;

(c) the exercise price of the Common Shares subject to Awards; and

(d) the number of Common Shares or cash payment to which the Participant is entitled upon exercise or settlement of such Award.

If the foregoing adjustment shall result in a fractional Common Share, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of this Plan.

6.08 Securities Exchange Take-over Bid.

In the event that the Company becomes the subject of a take-over bid (within the meaning of the Securities Act (Ontario)) as a result of which all of the outstanding Common Shares are acquired by the offeror through compulsory acquisition provisions of the incorporating statute or otherwise, and where consideration is paid in whole or in part in equity securities of the offeror, the Committee may send notice to all Participants requiring them to surrender their Awards within 10 days of the mailing of such notice, and the Optionees shall be deemed to have surrendered such Awards on the tenth day after the mailing of such notice without further formality, provided that:

(a) the Committee delivers with such notice an irrevocable and unconditional offer by the offeror to grant replacement awards to the Participants on the equity securities offered as consideration;

(b) the Committee has determined, in good faith, that such replacement awards have substantially the same economic value as the Awards being surrendered; and

(c) the surrender of Awards and the granting of replacement awards can be effected on a tax free rollover basis or otherwise without adverse tax consequences under the ITA.

6.09 No Representation or Warranty.

The Company makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of this Plan.

6.10 Compliance with Applicable Law.

If any provision of this Plan or any Award contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction over the securities of the Company, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

6.11 Necessary Approvals.

The obligation of the Company to issue and deliver any Common Shares in accordance with this Plan shall be subject to any necessary approval of any stock exchange or regulatory authority having jurisdiction over the securities of the Company. If any Common Shares cannot be issued to any Participant upon the exercise or settlement, as applicable, of an Award for whatever reason, the obligation of the Company to issue such Common Shares shall terminate and any exercise price paid to the Company in respect of the exercise or settlement, as applicable, of such Award shall be returned to the Participant.

6.12 Conflict.

To the extent there is any inconsistency or ambiguity between this Plan and any Employment Contract, the terms of such Employment Contract shall govern to the extent of such inconsistency or ambiguity, subject only to compliance with applicable law and Stock Exchange policy.

6.13 Interpretation.

This Plan shall be governed by, and be construed in accordance with, the laws of the Province of Ontario.